Exhibit 99.1

  Netscout Systems Reports Financial Results for Second Quarter of Fiscal 2007

                          Operating Margin Reaches 10%

                            EPS up 40% Year-over-Year

     WESTFORD, Mass.--(BUSINESS WIRE)--Oct. 25, 2006--NetScout Systems, Inc. (NASDAQ: NTCT), a leading provider of network performance management solutions, today announced financial results for its second quarter of fiscal year 2007.

     Total revenue for the second quarter was $25.1 million, up 6% year-over-year and up 6% sequentially. Net income for the second quarter of fiscal 2007 was $2.3 million, an increase of 53% on a year-over-year basis, leading to net income per diluted share of $0.07 per diluted share, an increase of 40% on a year-over-year basis. Operating income, which included stock-based compensation expense of $333,000 and amortization of intangible assets of $143,000, was $2.6 million in the second quarter of fiscal 2007, representing an operating margin of 10% and growth of 3 points on a year-over-year basis.

     "Our second quarter financial results were at or above our previously issued guidance, highlighted by better-than-expected profitability," said Anil Singhal, President and CEO of NetScout Systems. "We generated a double digit operating margin in the second quarter as we continue to drive operating leverage through tight expense controls, and we remain confident in our EPS growth target of 40% in each of fiscal years 2007 and 2008. We continue to see enthusiastic customer response to our new products that support our Application Fabric Performance Management strategy, which was further validated by record attendance at our recent User Forum held during October."

     Financial and Company Highlights for the Second Fiscal Quarter 2007:

     --   Total revenue increased 6% year-over-year and 6% sequentially.

     --   EPS increased 40% year-over-year and 75% sequentially.

     -- Operating margin was 10% of total revenue, up 3 points year-over-year and up 6 points sequentially.

     -- Cash and short and long-term marketable securities were $90.7 million at the end of the quarter, essentially flat compared to the end of the prior quarter. Cash outflows for shares repurchased and one-time annual incentive compensation payments were largely offset by positive cash flow from operations.

     -- During the quarter NetScout received a patent for its Anomaly Detection System in nGenius(R) Analytics. The sophisticated, self-learning analysis technology from the acquisition of Quantiva, enables intelligent, timely recognition and diagnosis of application and network performance problems.

     -- NetScout's nGenius Analytics product, based on the Quantiva technology, has achieved a certified integration with HP OpenView Network Node Manager and HP OpenView Operations. The integrations enable nGenius Analytics to provide highly qualified, proactive alarms of network and application performance anomalies to HP OpenView to help customers prevent and resolve operational problems faster, improving business service reliability and IT efficiency.

     -- In early October, NetScout hosted its fifth annual User Forum conference, titled "Conquering the Chaos: Real Performance in a Virtual World" where a record number of customers from around the world shared best practices and learned how NetScout's products are focused on meeting the complex operational challenges introduced by virtualization in today's application and network infrastructures.

     Guidance:

     For the third quarter of fiscal year 2007, the Company expects total revenue to be in the range of $25.5 million to $26.5 million and net income per diluted share to be in the range of $0.05 to $0.06. The Company reiterates its long-range guidance for net income per diluted share growth of 40% in each of fiscal years 2007 and 2008

     CONFERENCE CALL INSTRUCTIONS:

     The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 8803807. A replay of the call will be available after 7:00 p.m. ET on October 25 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 8803807.

     About NetScout Systems, Inc.

     NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

     Safe Harbor:

     Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, High Definition Performance Management functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's Application Fabric Performance Management strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

     (C)2006 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners.


                        NetScout Systems, Inc.
           Condensed Consolidated Statements of Operations
                            (In thousands)
                             (Unaudited)

                                     Three Months       Six Months
                                         Ended             Ended
                                     September 30,     September 30,
                                   ----------------- -----------------
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------
Revenue:
   Product                         $15,758  $15,069  $29,985  $30,115
   Service                           9,322    8,581   18,670   16,852
   License and royalty                   -        -        -      184
                                   -------- -------- -------- --------
      Total revenue                 25,080   23,650   48,655   47,151
                                   -------- -------- -------- --------

Cost of revenue:

     Product (1) (2)                 4,382    4,300    8,238    8,926
     Service (1)                     1,315    1,177    2,582    2,434
                                   -------- -------- -------- --------
       Total cost of
        revenue                      5,697    5,477   10,820   11,360
                                   -------- -------- -------- --------

Gross margin                        19,383   18,173   37,835   35,791
                                   -------- -------- -------- --------

Operating expenses:

   Research and
    development (1)                  4,486    4,639    8,908    9,253
   Sales and marketing
    (1)                             10,028    9,532   20,858   19,554
   General and
    administrative (1)               2,236    2,211    4,342    4,496
   Amortization of
    other intangible
    assets                              39       39       78       71
   In-process research
    and development                      -        -        -      143
                                   -------- -------- -------- --------
       Total operating
        expenses                    16,789   16,421   34,186   33,517
                                   -------- -------- -------- --------

Income from operations               2,594    1,752    3,649    2,274
Interest income and
 other expenses, net                 1,072      569    2,087    1,083
                                   -------- -------- -------- --------
Income before income tax expense
 and cumulative effect of
 accounting change                   3,666    2,321    5,736    3,357
Income tax expense                   1,364      867    2,130    1,251
                                   -------- -------- -------- --------
Income before cumulative effect of
 accounting change                   2,302    1,454    3,606    2,106
Cummulative effect of accounting
 change, net of taxes of $41             -        -       70        -
                                   -------- -------- -------- --------
Net income                          $2,302   $1,454   $3,676   $2,106
                                   ======== ======== ======== ========

Basic net income per
 share                               $0.07    $0.05    $0.12    $0.07
Diluted net income per
 share                               $0.07    $0.05    $0.11    $0.07
Shares used in
 computing:
     Basic net income
      per share                     31,661   30,970   31,571   30,905
     Diluted net income
      per share                     32,673   31,614   32,867   31,512


(1) Share-based compensation expense
 included in these amounts are as follows:
    Cost of product
     revenue                           $10       $-      $19       $-
    Cost of service
     revenue                            12        -       25        -
    Research and
     development                        99       83      232      142
    Sales and marketing                145       24      302       44
    General and
     administrative                     67        8      142        8
                                   -------- -------- -------- --------
        Total share-based
         compensation expense         $333     $115     $720     $194
                                   ======== ======== ======== ========

(2) Amortization expense related to acquired
 software included in theses amounts are as follows:
     Cost of Product
      Revenue                         $104     $105     $208     $191


                        NetScout Systems, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)

                                                 September     March
                                                     30,        31,
                                                    2006       2006
                                                 ----------- ---------

Assets
Current assets:
   Cash and cash equivalents                        $56,108   $61,676
   Marketable securities                             31,247    19,810
   Accounts receivable, net                          17,913    16,765
   Inventories                                        4,323     2,816
   Refundable income taxes                              198       985
   Deferred income taxes                              2,827     2,896
   Restricted cash                                        -     1,339
   Prepaids and other current assets                  2,198     3,119
                                                 ----------- ---------

      Total current assets                          114,814   109,406

Fixed assets, net                                     8,217     7,577
Goodwill                                             36,561    36,561
Other intangible assets, net                            729     1,015
Capitalized software development costs, net             252       312
Deferred income taxes                                 4,640     4,889
Long-term marketable securities                       3,315     5,979
Other assets                                             29        16
                                                 ----------- ---------
        Total assets                               $168,557  $165,755
                                                 =========== =========


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                  $4,070    $2,727
   Accrued compensation                               6,074     8,635
   Accrued other                                      2,249     2,325
   Income tax payable                                 1,135         -
   Deferred acquisition payment - Quantiva                -     1,339
   Deferred revenue                                  20,250    21,382
                                                 ----------- ---------

      Total current liabilities                      33,778    36,408

Accrued other                                         1,101     1,157
Long-term deferred revenue                            1,510     1,599
                                                 ----------- ---------
       Total liabilities                             36,389    39,164
                                                 ----------- ---------

Stockholders' equity:
   Common stock                                          36        35
   Additional paid-in capital                       118,445   120,057
   Accumulated other comprehensive loss                 (60)     (122)
   Deferred compensation                                  -    (4,434)
   Treasury stock                                   (27,473)  (26,490)
   Retained earnings                                 41,220    37,545
                                                 ----------- ---------

      Total stockholders' equity                    132,168   126,591
                                                 ----------- ---------

        Total liabilities and stockholders'
         equity                                    $168,557  $165,755
                                                 =========== =========


     CONTACT: NetScout Systems, Inc.
              Catherine Taylor, 978-614-4286
              Director of Investor Relations
              IR@netscout.com